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                     EXHIBIT 21 - SUBSIDIARIES

Applied Cellular Technology, Inc.
Suite 5, James River Professional Center
Highway 160 & CC
Nixa, Missouri 65714

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
Name                                                  State of Incorporation
----                                                  ----------------------
ACT Communications, Inc.                                    Delaware
ACT Financial Corp.                                         Delaware
Advanced Telecomm Holdings, Inc.                            Delaware
Advanced Telecomm of Pittsburgh,
   a Pennsylvania Business Trust                            Pennsylvania
Advanced Telecomm of Butler, Inc.                           Pennsylvania
Advanced Telecomm of Washington D.C., Inc.                  Pennsylvania
Advanced Telecomm of Maryland, Inc.                         Maryland
Advanced Telecomm of Nevada, Inc.                           Nevada
Atlantic Systems, Inc.                                      New Jersey
Burling Instruments, Inc.                                   New Jersey
CRA-TEK Corp.                                               California
Elite Computer Services, Inc.                               New Jersey
Hopper Manufacturing Co., Inc.                              California
MVAK Technologies, Inc.                                     New Jersey
Norcom Resources, Inc.                                      Minnesota
Pizarro Re-Marketing, Inc.                                  Texas
Tech-Tools, Inc.                                            Delaware
Universal Commodities Corp.                                 New Jersey
US Electrical Products Corp.                                New Jersey
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